UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  November 6, 2014 (October 31, 2014)

HYPERDYNAMICS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or other jurisdiction of incorporation or organization)

001-32490 (Commission File Number)	87-0400335 (IRS Employer Identification No.)

12012 Wickchester Lane, Suite 475 Houston, Texas 77079 (Address of principal executive offices, including zip code)

voice: (713) 353-9400 fax: (713) 353-9421
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b)                            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Jason Davis, the Vice President of Finance and Treasurer of Hyperdynamics Corporation (the “Company,” “us,” or “our”), will end his employment and all positions with us and our subsidiaries on November 26, 2014.

Item 8.01                                           Other Events

In an effort to continue to reduce our cost structure, our Board of Directors decided to make additional reductions in our workforce.  This reduction will begin in mid-November 2014 and continue through December 31, 2014 and is expected to reduce our current staff from 17 employees to 11 employees.  The employees will be paid a severance in accordance with our stated policy that should cost approximately $0.7 million.  This reduction is expected to reduce fiscal year 2015 costs by approximately $0.8 million.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYPERDYNAMICS CORPORATION

Date:	November 6, 2014	By:	/s/ Ray Leonard
		Name:	Ray Leonard
		Title:	President and Chief Executive Officer